UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2023

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Fifth Avenue New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 913-9058
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 22, 2023, the Board of Directors (the “Board”) of Compass, Inc. (the “Company”), based upon a recommendation of the Compensation Committee of the Board (the “Compensation Committee”), and in consultation with the independent compensation consultant retained by the Compensation Committee, Semler Brossy Consulting Group, LLC (“Semler Brossy”), adjusted the compensation of the Company’s Chief Executive Officer, Robert Reffkin, as follows:

With the objective of providing market-based CEO compensation the Board approved certain actions. In connection with these actions, Mr. Reffkin agreed to the forfeiture of both of his previously granted and outstanding performance based RSU awards, which reflect 17,223,620 shares in total and remaining stock-based compensation value of approximately $25 million. In turn, the Company granted Mr. Reffkin a discretionary performance-based cash award in the amount of $7,000,000 under the Company’s Executive Bonus Plan (the “Bonus Plan”) which would be repaid in the event Mr. Reffkin were to leave the Company or be discharged for cause. The repayment obligation will lapse over a two-year period in equal quarterly tranches. Mr. Reffkin’s base salary was adjusted to $900,000 per year beginning January 1, 2024 with an adjusted target bonus for 2024.

In addition, by written consent dated as of December 27, 2023, based upon a recommendation of the Compensation Committee, and in consultation with Semler Brossy, the Board awarded Mr. Reffkin restricted stock units (“RSUs”) covering a number of shares of the Company’s common stock equal to $2,250,000 in annual vesting multiplied by four years divided by the average closing price per share of the Common Stock over the 30 trading day period preceding January 1, 2024. The RSUs will vest annually over a four-year period commencing on January 1, 2024 subject to Mr. Reffkin’s continued employment with the Company on each such vesting date. In addition, the Board also committed to grant Mr. Reffkin a grant of equal value, with four year annual vesting, commencing as of January 1, 2025, 12 months after the commencement of vesting of the initial grant. The Company will pay up to $25,000 of Mr. Reffkin’s legal expenses incurred in connection with these changes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS, INC.

Date: December 27, 2023	By:	/s/ Brad Serwin
Brad Serwin
General Counsel and Corporate Secretary